Exhibit 23.8

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Omnibus Equity Incentive Plan of Vital Energy, Inc. of our report dated April 28, 2023, with respect to the consolidated financial statements of Tall City Exploration III LLC as of and for the years ended December 31, 2022 and 2021 included in Vital Energy Inc.’s Current Report on Form 8-K dated September 13, 2023.

/s/ Ernst & Young LLP

Houston, Texas

October 1, 2024